Exhibit 5.1

INTERAL REVENUE SERVICE                             DEPARTMENT OF THE TREASURY
DISTRICT DIRECTOR
1100 COMMERCE STREET
DALLAS, TX  75241

                                               Employer Identification Number:
Date:  Dec. 11, 1995                               48-0222760
                                               File Folder Number:
FLEMING COMPANIES INC                              730000154
C/O JAMES DUDLEY HYDE ESQ.                     Person to Contact:
MCAFEE & TAFT A PROF. CORP.                        JILL RUTHERFORD
10TH FL TWO LEADERSHIP SQUARE                  Contact Telephone Number:
OKLAHOMA CITY, OK  73102                           (214)767-6023
                                               Plan Name:
                                                   CONSOLIDATED SAVINGS PLUS &
                                                   STOCK OWNERSHIP PLAN & ITS
                                                   SUBSIDIARIES
                                               Plan Number:  005

Dear Applicant:

     We have made a favorable determination on your plan, identified above, based on the information supplied. Please keep this letter in your permanent records.

     Continued qualification of the plan under its present form will depend on its effect in operation. (See section 1.401-1(b)(3) of the Income Tax Regulations.) We will review the status of the plan in operation periodically.

     The enclosed document explains the significance of this favorable determination letter, points out some features that may affect the qualified status of your employee retirement plan, and provides information on the reporting requirements for your plan. It also describes some events that automatically nullify it. It is very important that you read the publication.

     This letter relates only to the status of your plan under the Internal Revenue Code. It is not a determination regarding the effect of other federal or local statutes.

     This determination is subject to your adoption of the proposed amendments submitted in your letter dated October 4, 1995. The proposed amendments should be adopted on or before the date prescribed by the regulations under Code section 401(b).

     This determination letter is applicable for the amendment(s) adopted on December 14, 1994.

     This plan satisfies the requirements of Code section 4975(e)(7).

     This plan has been mandatorily disaggregated, permissively aggregated, or restructured to satisfy the nondiscrimination requirements.

     This plan satisfies the nondiscrimination in amount requirement of section 1.401(a)(4)-1(b)(2) of the regulations on the basis of a design-based safe harbor described in the regulations.

     This letter is issued under Rev. Proc. 93-39 and considers the amendments required by the Tax Reform Act of 1986 except as otherwise specified in this letter.

                                                            Letter 835 (DO/CG)

FLEMING COMPANIES INC

     This plan satisfies the nondiscriminatory current availability requirements of section 1.401(a)(4)-4(b) of the regulations with respect to those benefits, rights, and features that are currently available to all employees in the plan's coverage group. For this purpose, the plan's coverage group consists of those employees treated as currently benefiting for purposes of demonstrating that the plan satisfies the minimum coverage requirements of section 410(b) of the Code.

     This letter may not be relied upon with respect to whether the plan satisfies the qualification requirements as amended by the Uruguay Round Agreements Act, Pub. L. 103-465.

     The information on the enclosed addendum is an integral part of this determination. Please be sure to read and keep it with this letter.

     We have sent a copy of this letter to your representative as indicated in the power of attorney.

     If you have questions concerning this matter, please contact the person whose name and telephone number are shown above.

                                            Sincerely yours,

                                            BOBBY E. SCOTT
                                            Bobby E. Scott
                                            District Director

Enclosures:
Publication 794
Addendum

                                                            Letter 835 (DO/CG)

                                         -3-
FLEMING COMPANIES INC

This letter of determination also applies to the members of the controlled group who have adopted the plan as detailed in your application.

Based on the information provided in your letter dated December 28, 1994, and the language contained in section 10.2 of the plan, we have determined that the distributions to the separated participants previously employed by the "Royal Food Distributors New Jersey Division" meet the exception under section 401(k)(10)(A)(ii) of the Internal Revenue Code (relating to the sale of assets by a corporation of substantially all the assets involved in a trade or business. This is not a ruling under the "same desk rule" under section 402 of the Code, and Rev. Ruling 80-129.

                                                            Letter 835 (DO/CG)